Exhibit 99.1

United Airlines Reports

First-Quarter 2018 Performance

CHICAGO, April 17, 2018 – United Airlines (UAL) today announced its first-quarter 2018 financial results.

•	UAL reported first-quarter net income of $147 million, diluted earnings per share of $0.52, pre-tax earnings of $184 million and pre-tax margin of 2.0 percent.

•	Excluding special charges and mark-to-market adjustments, UAL reported first-quarter net income of $143 million, diluted earnings per share of $0.50, pre-tax earnings of $179 million and pre-tax margin of 2.0 percent.

•	UAL has repurchased $747 million of its common shares year-to-date through April 16, 2018, representing approximately 4 percent of its shares outstanding as of year-end 2017.

•	Consolidated passenger revenue per available seat mile (PRASM) increased 2.7 percent year-over-year.

•	Consolidated total revenue per available seat mile (TRASM) increased 3.4 percent year-over-year.

•	Consolidated unit cost per available seat mile (CASM) increased 4.3 percent year-over-year.

•	First-quarter consolidated CASM, excluding special charges, third-party business expenses, fuel and profit sharing, increased 0.6 percent year-over-year.

•	UAL now expects full-year 2018 diluted earnings per share, excluding special charges and mark-to-market adjustments, to be $7.00 to $8.50[1].

“The exceptional operational performance United’s employees delivered over the past quarter is impressive. Even more so when we consider United achieved the best departure performance among our largest competitors despite four nor’easters and other weather disruptions.” said Oscar Munoz, chief executive officer of United Airlines. “With our first-quarter financial results and our increased confidence in the outlook for the remainder of the year, we are tightening our adjusted EPS guidance range for the full year to $7.00 to $8.50. We continue to execute our strategy to strengthen and grow our domestic network, drive asset efficiency and productivity, while also continuing our focus on our customers.”

For more information on UAL’s second-quarter 2018 guidance, please visit ir.united.com for the company’s investor update.

United Airlines Reports First-Quarter 2018 Performance

First-Quarter Highlights

Operations and Employees

•	Ranked first among our largest competitors in on-time departures and second among the same group in fewest cancelled flights.

•	Introduced and began training our team on United’s new customer service decision framework, the core4, which focuses on the principles of being safe, caring, dependable and efficient.

•	Ranked number one among global carriers in Newsweek’s 2017 Global 500 Green Rankings, one of the most recognized environmental performance assessments of the world’s largest publicly traded companies.

•	Announced new global partnership with the Special Olympics.

•	Flew hundreds of Team USA Olympic and Paralympic Winter Games 2018 athletes – along with coaches and family members – to PyeongChang, South Korea, continuing the 38-year relationship between United and the United States Olympic Committee.

Customer Experience

•	Announced United Premium Plus that will provide more space, comfort and amenities on select international flights starting later this year.

•	Expanded menu selections for our Snack Shop and Bistro on Board and launched a new menu for customers flying from Canada to the U.S.

•	Announced that consumers can now earn and use United MileagePlus award miles at participating BP retail stations.

•	Eliminated charges for customers’ second checked bag on all routes from North America to China and Hong Kong.

Network and Fleet

•	Launched two new international routes from Houston to Sydney and Denver to London.

•	Announced new service between six domestic hubs and eight destinations in California, Ohio, North Dakota, South Dakota, Virginia and Wisconsin.

•	As part of our joint venture relationship, Air New Zealand announced new nonstop service between Auckland and Chicago beginning this fall.

•	Announced year-round service between San Francisco and Auckland beginning April 2019.

•	Awarded tentative authority by the U.S. Department of Transportation to begin offering daily nonstop service between Houston and Havana, Cuba.

•	Took delivery of six new aircraft: four Boeing 787-9s and two Boeing 777-300ERs.

•	Announced newest aircraft type, the Boeing 737 MAX 9, to be introduced in domestic flight schedules starting in June.

•	Entered into an agreement to purchase 20 used Airbus A319 aircraft with expected delivery dates scheduled in 2020 and 2021.

United Airlines Reports First-Quarter 2018 Performance

Earnings Call

UAL will hold a conference call to discuss first-quarter 2018 financial results on Wednesday, April 18, at 9:30 a.m. Central Time /10:30 a.m. Eastern Time. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

About United

United Airlines and United Express operate approximately 4,600 flights a day to 354 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 750 mainline aircraft and the airline’s United Express carriers operate 545 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 191 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

[1]	Excludes special charges and mark-to-market impact of equity investments, the nature of which are not determinable at this time. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

-tables attached-

United Airlines Reports First-Quarter 2018 Performance

On January 1, 2018, United Continental Holdings, Inc. (“UAL”) adopted Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. As such, certain previously reported 2017 figures are adjusted in this report on a basis consistent with the new standards. See the Current Report on Form 8-K filed by UAL with the Securities and Exchange Commission on March 1, 2018 for additional information.

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (A)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2018	2017
Operating revenue:
Passenger	$8,149	$7,653	6.5
Cargo	293	238	23.1
Other operating revenue	590	535	10.3

Total operating revenue	9,032	8,426	7.2

Operating expense:
Salaries and related costs	2,726	2,636	3.4
Aircraft fuel	1,965	1,560	26.0
Regional capacity purchase	619	536	15.5
Landing fees and other rent	558	544	2.6
Depreciation and amortization	541	518	4.4
Aircraft maintenance materials and outside repairs	440	454	(3.1)
Distribution expenses	342	319	7.2
Aircraft rent	127	179	(29.1)
Special charges (C)	40	51	NM
Other operating expenses	1,398	1,309	6.8

Total operating expense	8,756	8,106	8.0

Operating income	276	320	(13.8)

Operating margin	3.1%	3.8%	(0.7	) pts.
Operating margin, excluding special charges (Non-GAAP)	3.5%	4.4%	(0.9	) pts.

Nonoperating income (expense):
Interest expense	(176)	(162)	8.6
Interest capitalized	19	23	(17.4)
Interest income	17	11	54.5
Miscellaneous, net (C)	48	(42)	NM

Total nonoperating expense	(92)	(170)	(45.9)

Income before income taxes	184	150	22.7

Pre-tax margin	2.0%	1.8%	0.2	pts.
Pre-tax margin, excluding special charges and mark-to-market (“MTM”) gains on equity investments (Non-GAAP)	2.0%	2.4%	(0.4	) pts.
Income tax expense (D)	37	51	(27.5)

Net income	$147	$99	48.5

Earnings per share, diluted	$0.52	$0.32	62.5

Weighted average shares, diluted	284.9	314.6	(9.4)

NM Not meaningful

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended March 31,		% Increase/ (Decrease)
	2018	2017
Mainline:
Passengers (thousands)	24,602	23,825	3.3
Revenue passenger miles (millions)	44,110	42,183	4.6
Available seat miles (millions)	54,798	53,054	3.3
Cargo ton miles (millions)	817	748	9.2
Passenger revenue per available seat mile (cents)	12.07	11.74	2.8
Average yield per revenue passenger mile (cents)	15.00	14.76	1.6
Aircraft in fleet at end of period	750	743	0.9
Average stage length (miles)	1,813	1,802	0.6
Average daily utilization of each aircraft (hours: minutes)	9:57	9:45	2.1
Average aircraft fuel price per gallon	$2.09	$1.70	22.9
Fuel gallons consumed (millions)	771	761	1.3
Regional:
Passengers (thousands)	9,893	9,280	6.6
Revenue passenger miles (millions)	5,739	5,428	5.7
Available seat miles (millions)	7,179	6,754	6.3
Passenger revenue per available seat mile (cents)	21.35	21.11	1.1
Average yield per revenue passenger mile (cents)	26.71	26.27	1.7
Aircraft in fleet at end of period	545	478	14.0
Average stage length (miles)	565	573	(1.4)
Average aircraft fuel price per gallon	$2.19	$1.80	21.7
Fuel gallons consumed (millions)	161	149	8.1
Consolidated (Mainline and Regional):
Passengers (thousands)	34,495	33,105	4.2
Revenue passenger miles (millions)	49,849	47,611	4.7
Available seat miles (millions)	61,977	59,808	3.6
Passenger load factor:
Consolidated	80.4%	79.6%	0.8	pts.
Domestic	82.8%	83.3%	(0.5	) pts.
International	77.5%	75.2%	2.3	pts.
Passenger revenue per available seat mile (cents)	13.15	12.80	2.7
Total revenue per available seat mile (cents)	14.57	14.09	3.4
Average yield per revenue passenger mile (cents)	16.35	16.07	1.7
Aircraft in fleet at end of period	1,295	1,221	6.1
Average stage length (miles)	1,443	1,451	(0.6)
Average full-time equivalent employees (thousands)	85.6	85.2	0.5
Average aircraft fuel price per gallon	$2.11	$1.71	23.4
Fuel gallons consumed (millions)	932	910	2.4

Note: See Part II, Item 6, Selected Financial Data, of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for definitions of these statistics.

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

SUMMARY FINANCIAL METRICS (A)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2018	2017
Operating income	$276	$320	(13.8)
Operating margin	3.1%	3.8%	(0.7	) pts.
Operating income, excluding special charges (Non-GAAP)	316	371	(14.8)
Operating margin, excluding special charges (Non-GAAP)	3.5%	4.4%	(0.9	) pts.

EBITDA, excluding special charges and MTM gains on equity investments (Non-GAAP)	$860	$847	1.5
EBITDA margin, excluding special charges and MTM gains on equity investments (Non-GAAP)	9.5%	10.1%	(0.6	) pts.

Pre-tax income	$184	$150	22.7
Pre-tax margin	2.0%	1.8%	0.2	pts.
Pre-tax income, excluding special charges and MTM gains on equity investments (Non-GAAP)	179	201	(10.9)
Pre-tax margin, excluding special charges and MTM gains on equity investments (Non-GAAP)	2.0%	2.4%	(0.4	) pts.

Net income	$147	$99	48.5
Net income, excluding special charges and MTM gains on equity investments (Non-GAAP)	143	132	8.3

Diluted earnings per share	$0.52	$0.32	62.5
Diluted earnings per share, excluding special charges and MTM gains on equity investments (Non-GAAP)	0.50	0.42	19.0

Net cash provided by operating activities	$1,733	$547	216.8

Capital expenditures	$979	$691	41.7
Adjusted capital expenditures (Non-GAAP)	1,013	1,354	(25.2)

Free cash flow, net of financings (Non-GAAP)	$754	$(144)	NM
Free cash flow (Non-GAAP)	720	(807)	NM

NM Not meaningful

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

RETURN ON INVESTED CAPITAL (ROIC) – Non-GAAP

ROIC is a non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations’ use of invested capital to generate profits.

(in millions)	Twelve Months Ended March 31, 2018
Net Operating Profit After Tax (“NOPAT”)
Pre-tax income	$3,074
Special charges and MTM gains on equity investments (C):
Severance and benefit costs	93
Impairment of assets	48
(Gains) losses on sale of assets and other special charges	24
MTM gains on equity investments	(45)

Pre-tax income excluding special charges and MTM gains on equity investments (Non-GAAP)	3,194
add: Interest expense (net of income tax benefit) (a)	681
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	277
add: Net interest on pension (net of income tax benefit) (a)	25
less: Income taxes paid	(17)

NOPAT (Non-GAAP)	$4,160

Average Invested Capital (five-quarter average)
Total assets	$42,571
add: Capitalized aircraft operating leases (b)	4,430
less: Non-interest bearing liabilities (c)	(16,696)

Average invested capital (Non-GAAP)	$30,305

Return on invested capital (Non-GAAP)	13.7%

(a)	Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges and MTM gains on equity investments. For the twelve months ended March 31, 2018, the effective cash tax rate was 0.5%.
(b)	The purpose of this adjustment is to capitalize the impact of aircraft operating leases. The company uses a multiple of seven times its annual aircraft rent expense to estimate the potential capitalized value and related liability of its aircraft. This is a simplified method used by many rating agencies and financial analysts to assist with the impact of operating leases on financial measures like return on invested capital.
(c)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including operating income (loss), excluding special charges, operating margin excluding special charges, pre-tax income (loss), excluding special charges and MTM gains and losses on equity investments, pre-tax margin, excluding special charges and MTM gains and losses on equity investments, net income (loss), excluding special charges and MTM gains and losses on equity investments, diluted earnings (loss) per share, excluding special charges and MTM gains and losses on equity investments, and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are charges not indicative of UAL’s ongoing performance. UAL believes that adjusting for MTM gains and losses on equity investments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis.

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended March 31,		% Increase/ (Decrease)
	2018	2017
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	13.58	13.15	3.3
Special charges (C)	0.07	0.09	NM
Third-party business expenses	0.06	0.09	(33.3)
Fuel expense	2.94	2.44	20.5

CASM, excluding special charges, third-party business expenses and fuel	10.51	10.53	(0.2)
Profit sharing per available seat mile	0.03	0.03	—

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	10.48	10.50	(0.2)

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	14.13	13.55	4.3
Special charges (C)	0.07	0.08	NM
Third-party business expenses	0.05	0.07	(28.6)
Fuel expense	3.17	2.60	21.9

CASM, excluding special charges, third-party business expenses and fuel	10.84	10.80	0.4
Profit sharing per available seat mile	0.02	0.04	(50.0)

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	10.82	10.76	0.6

NM Not meaningful

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended March 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions, except per share data)	2018	2017
Operating expenses	$8,756	$8,106	$650	8.0
Special charges (C)	40	51	(11)	NM

Operating expenses, excluding special charges	8,716	8,055	661	8.2
Third-party business expenses	31	40	(9)	(22.5)
Fuel expense	1,965	1,560	405	26.0
Profit sharing, including taxes	17	20	(3)	(15.0)

Operating expenses, excluding fuel, profit sharing, special charges and third-party business expenses	$6,703	$6,435	$268	4.2

Operating income	$276	$320	$(44)	(13.8)
Special charges (C)	40	51	(11)	NM

Operating income, excluding special charges	$316	$371	$(55)	(14.8)

Pre-tax income	$184	$150	$34	22.7
Special charges and MTM gains on equity investments before income taxes (C)	(5)	51	(56)	NM

Pre-tax income excluding special charges and MTM gains on equity investments	$179	$201	$(22)	(10.9)

Net income	$147	$99	$48	48.5
Special charges and MTM gains on equity investments, net of tax (C)	(4)	33	(37)	NM

Net income, excluding special charges and MTM gains on equity investments	$143	$132	$11	8.3

Diluted earnings per share	$0.52	$0.32	$0.20	62.5
Special charges and MTM gains on equity investments	(0.02)	0.16	(0.18)	NM
Tax effect related to special charges and MTM gains on equity investments	—	(0.06)	0.06	NM

Diluted earnings per share, excluding special charges and MTM gains on equity investments	$0.50	$0.42	$0.08	19.0

NM Not meaningful

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL provides financial metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA), that we believe provide useful supplemental information for management and investors by measuring profit and profit as a percentage of total operating revenues. UAL also provides EBITDA excluding special charges that management believes are not indicative of UAL’s ongoing performance, and excluding MTM on equity investments, which represents unrealized gains or losses that may not ultimately be realized on a cash basis.

	Three Months Ended March 31,
EBITDA, excluding special charges and MTM gains on equity investments (In millions)	2018	2017
Net income	$147	$99
Adjusted for:
Depreciation and amortization	541	518
Interest expense	176	162
Interest capitalized	(19)	(23)
Interest income	(17)	(11)
Income tax expense (D)	37	51
Special charges before income taxes (C)	40	51
MTM gains on equity investments (C)	(45)	—

EBITDA, excluding special charges and MTM gains on equity investments (Non-GAAP)	$860	$847

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and capital leases, airport construction financing and excluding fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company’s ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended March 31,
Capital Expenditures (in millions)	2018	2017
Capital expenditures	$979	$691
Property and equipment acquired through the issuance of debt and capital leases	74	711
Airport construction financing	12	21
Fully reimbursable projects	(52)	(69)

Adjusted capital expenditures – Non-GAAP	$1,013	$1,354

Free Cash Flow (in millions)
Net cash provided by operating activities	$1,733	$547
Less capital expenditures	979	691

Free cash flow, net of financings – Non-GAAP	$754	$(144)

Net cash provided by operating activities	$1,733	$547
Less adjusted capital expenditures – Non-GAAP	1,013	1,354

Free cash flow – Non-GAAP	$720	$(807)

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(B) Select passenger revenue information is as follows (in millions):

	1Q 2018 Passenger Revenue (millions)	Passenger Revenue vs. 1Q 2017	PRASM vs. 1Q 2017	Yield vs. 1Q 2017	Available Seat Miles vs. 1Q 2017
Mainline	$3,485	6.5%	1.7%	2.2%	4.7%
Regional	1,483	7.5%	0.5%	1.6%	7.0%

Domestic	4,968	6.8%	1.6%	2.2%	5.2%

Atlantic	1,252	12.1%	8.8%	1.0%	3.1%
Pacific	1,069	1.5%	(1.5%)	(1.9%)	3.0%
Latin America	860	3.4%	5.1%	2.9%	(1.6%)

International	3,181	6.0%	4.1%	1.0%	1.8%

Consolidated	$8,149	6.5%	2.7%	1.7%	3.6%

Mainline	$6,616	6.2%	2.8%	1.6%	3.3%
Regional	1,533	7.5%	1.1%	1.7%	6.3%

Consolidated	$8,149

United Airlines Reports First-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(C) Special charges and MTM gains on equity investments include the following:

	Three Months Ended March 31,
(In millions)	2018	2017
Operating:
Severance and benefit costs	$14	$37
Impairment of assets	23	—
(Gains) losses on sale of assets and other special charges	3	14

Total special charges	40	51
Nonoperating MTM gains on equity investments	(45)	—

Total special charges and MTM gains on equity investments	(5)	51
Income tax benefit related to special charges	(9)	(18)
Income tax expense related to MTM gains an on equity investments	10	—

Total special charges and MTM gains on equity investments, net of income taxes	$(4)	$33

Severance and benefit costs: During the three months ended March 31, 2018 and 2017, the company recorded $8 million ($7 million net of taxes) and $21 million ($14 million net of taxes), respectively, of severance and benefit costs primarily related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through early 2019. Also during the three months ended March 31, 2018 and 2017, the company recorded $6 million ($4 million net of taxes) and $16 million ($10 million net of taxes), respectively, of severance related to its management reorganization initiative.

Impairment of assets: During the three months ended March 31, 2018, the company recorded a $23 million ($17 million net of taxes) fair value adjustment for aircraft purchased off lease and impairments related to certain fleet types and certain international slots no longer in use.

MTM gains on equity investments: During the three months ended March 31, 2018, the company recorded a gain of $45 million ($35 million net of taxes) for the change in market value of its investment in Azul, S.A. For equity investments subject to MTM accounting, the company records gains and losses to Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.

(D) Effective tax rate

The company’s effective tax rate for the three months ended March 31, 2018 and 2017 was 20.3% and 33.6%, respectively. The effective tax rates represented a blend of federal, state and foreign taxes and included the impact of certain nondeductible items. The effective tax rate for the three months ended March 31, 2018 also reflects the reduced federal corporate income tax rate as a result of the enactment of the Tax Cuts and Jobs Act (“Tax Act”) in December 2017 and the impact of a change in the mix of domestic and foreign earnings. We continue to analyze the different aspects of the Tax Act which could potentially affect the provisional estimates that were recorded at December 31, 2017.

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